EXHIBIT 5.1

January 21, 2014

Synaptics Incorporated

1251 McKay Drive

San Jose, California 95131

Re:  Registration Statement on Form S-3

Synaptics Incorporated

Ladies and Gentlemen:

We have acted as legal counsel to Synaptics Incorporated, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3, filed with the Securities and Exchange Commission (the “Registration Statement”) under the Securities Act of 1933, as amended. The Registration Statement relates to the registration of the resale of an aggregate of 1,953,983 shares of the Company’s common stock, par value $0.001 per share, as follows: (i) 1,577,559 shares of common stock (the “Shares”) issued by the Company to the former stockholders of Validity Sensors, Inc. (“Validity”) upon the closing of the transactions contemplated by that certain Agreement and Plan of Reorganization, dated as of October 9, 2013, among the Company, Itsme Acquisition Corp., Itsme Acquisition II LLC, Validity and Shareholder Representative Services LLC (the “Merger Agreement”); and (ii) 376,424 shares of common stock (the “Earnout Shares”) issuable by the Company to the former stockholders of Validity upon the achievement of certain financial targets as set forth in the Merger Agreement. The Shares and, upon issuance, the Earnout Shares may be sold from time to time by the former stockholders of Validity.

With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, of the Registration Statement and such other corporate records of the Company, agreements and other instruments, and certificates of public officials and officers of the Company, as we have deemed necessary as a basis for the opinion hereinafter expressed. As to various questions of fact material to such opinion, we have, where relevant facts were not independently established, relied upon statements of officers of the Company.

Based solely upon the foregoing, and upon our examination of such questions of law and statutes as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that (a) the Shares and the Earnout Shares have been lawfully and duly authorized; (b) the Shares have been validly issued and are fully paid and nonassessable; and (c) the Earnout Shares, when issued upon the achievement of certain financial targets as set forth in the Merger Agreement, will be validly issued, fully paid and nonassessable.

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Synaptics Incorporated

January 21, 2014

For purposes of our opinion, we also have assumed that the Company has paid all taxes, penalties and interest which are due and owing to the state of Delaware.

We express no opinion as to the applicability or effect of any laws, orders or judgments of any state or other jurisdiction other than federal securities laws and the General Corporation Law of the state of Delaware, including the statutory provisions, all applicable provisions of the Delaware Constitution, and the reported judicial cases interpreting those laws currently in effect. Further, our opinion is based solely upon existing laws, rules and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

We hereby expressly consent to any reference to our firm under the heading “Legal Matters” in the Registration Statement, the inclusion of this opinion as an exhibit to the Registration Statement and to the filing of this opinion with any other appropriate governmental agency.

Very truly yours,

/s/ Greenberg Traurig, LLP

GREENBERG TRAURIG, LLP